Exhibit 99.1

For Immediate Release

Contacts:
Chiron Corporate Communications &
Investor Relations
Media:	(510) 923-6500
Investors:	(510) 923-2300

MHRA NOTIFIES CHIRON OF CONTINUING SUSPENSION
OF LIVERPOOL LICENSE FOR INFLUENZA VACCINES

—Suspension may be lifted if compliance with license demonstrated—

EMERYVILLE, Calif., December 7, 2004 — Chiron Corporation (NASDAQ:  CHIR) today announced that it has received notice from the UK Medicines and Healthcare Products Regulatory Agency (MHRA) that the MHRA proposes to continue the suspension of the company’s license to manufacture influenza vaccines in Liverpool for a further period of three months, effective January 4, 2005, at the same time as the expiration of the initial three-month suspension.

A spokesperson for the UK Department of Health stated that the extension of the suspension “does not result from any newly identified safety issues or findings at the Liverpool plant” and called it “routine regulatory action” that will give Chiron more time to carry out its remediation plan, which is currently underway.  The spokesperson also stated that the suspension could be lifted at any time upon satisfactory compliance with the facility’s license.  The MHRA has worked closely with the U.S. Food and Drug Administration (FDA) on these issues, and the agencies plan to examine progress at the facility throughout the remediation process.

In order to meet timelines for delivery of FLUVIRIN® influenza virus vaccine for the U.S. market, production must begin no later than early spring of 2005.  The MHRA notice fulfills an agency requirement to allow Chiron a 28-day period to appeal the notice.  Chiron does not intend to pursue this option.

About Chiron

Chiron delivers innovative and valuable products to protect human health by advancing pioneering science across the landscape of biotechnology.  The company works to deliver on the limitless promise of science and make a positive difference in people’s lives.  For more information, please visit www.chiron.com.

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About Chiron Vaccines

Chiron Vaccines, the world’s fifth-largest vaccines business, is headquartered in Oxford, United Kingdom, and has facilities located throughout Europe, the United States and Asia.  Chiron Vaccines is the world’s second-largest manufacturer of influenza vaccines and has important meningitis, pediatric and travel vaccine franchises.  Chiron Vaccines is the leading vaccine manufacturer in the United Kingdom, Germany and Italy.  The company’s portfolio of products includes vaccines for influenza, meningitis C, rabies, tick-borne encephalitis, yellow fever, haemophilus influenzae B (Hib), polio, mumps, measles and rubella (MMR) and diphtheria, tetanus and pertussis (whooping cough).

This news release contains forward-looking statements, including statements regarding the supply of FLUVIRIN that Chiron expects to deliver to the U.S. market in future influenza seasons.  These forward-looking statements involve risks and uncertainties and are subject to change.  No assurances can be given that additional issues with respect to FLUVIRIN or Chiron’s manufacturing generally will not arise in the future or that the MHRA will not further suspend or revoke the license to Chiron’s Liverpool facility.  Many factors could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements, including, among others, additional adverse developments resulting from investigations or discussions with or actions taken or required by the MHRA, FDA, U.S. Department of Health and Human Services, or U.S. Centers for Disease Control and Prevention.  In addition, a full discussion of the company’s operations and financial condition, including factors that may affect its business and future prospects, is contained in documents the company has filed with the SEC, including the form 10-Q for the quarter ended September 30, 2004, and the form 10-K for the year ended December 31, 2003, and will be contained in all subsequent periodic filings made with the SEC.  These documents identify other important factors that could cause the company’s actual performance to differ from the expectation expressed or implied by these forward-looking statements, including, regulatory review and approvals, manufacturing capabilities, pricing pressures, litigation, stock-price volatility, and marketing effectiveness.  In particular, there can be no assurance that Chiron will timely maintain anticipated levels of profitability, increase sales of existing products, successfully develop and receive approval to market new products, or achieve market acceptance for such new products.  In addition, the company may engage in business opportunities, the successful completion of which are subject to certain risks, including shareholder and regulatory approvals and the integration of operations.

We do not undertake an obligation to update the forward-looking information we are giving today.

NOTE:  FLUVIRIN is a trademark of Chiron Corporation.

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